Exhibit 32.2

Section 1350 Certification

In connection with the quarterly report of Essex Corporation (the “Company”) on Form 10-Q for the period ended March 31, 2005 as filed with the Securities and Exchange Commission on May 10, 2005 and as amended by Amendment No. 1 on Form 10-Q/A filed on or about July 7, 2005 (the “Report”), I, Lisa G. Jacobson, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: July 7, 2005

/s/ Lisa G. Jacobson
Lisa G. Jacobson
Executive Vice-President and Chief Financial Officer